DECLARATION OF TRUST
                           OF U. S. BANCORP CAPITAL I

                  This DECLARATION OF TRUST, dated as of December 18, 1996, between U. S. Bancorp, an Oregon corporation, as "Depositor" and Phillip S. Rowley, William R. Basom and First Chicago Delaware Inc. (the "Trustees"). The Depositor and the Trustees hereby agree as follows:

                  1. The trust created hereby shall be known as U. S. Bancorp Capital I (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby shall constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document shall constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                  3. The Depositor and the Trustees will enter into an Amended and Restated Trust Agreement (the "Agreement"), satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities and common securities thereof. Prior to the execution and delivery of the Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to prepare and distribute one or more offering circulars or prospectuses (including any prospectus supplements) on behalf of the Trust, including any necessary or desirable amendments thereto (including any exhibits contained therein or forming a part thereof), relating to preferred securities of the Trust and certain other securities; (ii) to file with the Private Offering, Resales and Trading through Automatic Linkages
(PORTAL)  Market  ("PORTAL")  or a national  securities  exchange  or  automated securities quotation system and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust's preferred securities to be listed on PORTAL or such exchange or automated securities quotation system; (iii) to file with the Securities and Exchange Commission and execute on behalf of the Trust a registration statement for the registration of the Trust's preferred securities and certain other securities, or securities to be offered in exchange for such securities pursuant to a registration rights agreement, if any, as may be executed by the Depositor and the Trust with the initial purchasers of the Trust's preferred securities, including any necessary or desirable



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amendments or supplements to such registration statement (including any exhibits contained therein or forming a part thereof); (iv) to file and execute on behalf of the Trust such registration statements, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register or qualify the Trust's preferred securities under, or obtain for such securities an exemption from, the state securities or "Blue Sky" laws; (v) to execute on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the Trust's preferred securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (vi) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. The execution and delivery of the Purchase Agreement, dated as of December 17, 1996, by and among the Depositor, the Trust and Goldman, Sachs & Co., as representative of the several purchasers named on
Schedule 1 thereto, by the Depositor for and on behalf of the Trust is hereby ratified and approved. If any filing referred to in clauses (i) through (iv) above is required by law or by the rules and regulations of an applicable
governmental   agency,   self-regulatory   organization   or  other   person  or
organization to be executed on behalf of the Trust by one of the Trustees, the Depositor and any of the Trustees appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing; it being understood that First Chicago Delaware Inc., in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by any such law, rule or regulation.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any of the Trustees at any time. Any of the Trustees may resign upon 30 days' prior notice to the Depositor; provided, however, such notice shall not be required if it is waived by the Depositor.

                  7. First Chicago Delaware Inc., in its capacity as Trustee, shall not have any of the powers or duties of the Trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

                  8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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                  IN WITNESS WHEREOF,  the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.


                                       U. S. BANCORP,
                                       as Depositor


                                       By:/s/ Thomas P. Ducharme
                                              Name:  Thomas P. Ducharme
                                              Title:  Executive Vice President
                                                      and Treasurer


                                       FIRST CHICAGO DELAWARE INC.,
                                       as Trustee


                                       By:/s/ Steven M. Wagner
                                              Name:  Steven M. Wagner
                                              Title:  Vice President



                                       /s/ Phillip S. Rowley
                                       Phillip S. Rowley,
                                       as Trustee


                                       /s/ William R. Basom
                                       William R. Basom,
                                       as Trustee



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